Gentium S.p.A.

Piazza XX Settembre,
2, 22079 Villa Guardia (CO)
Italy

Study: 2005-01
“Defibrotide for the Treatment of Severe Hepatic Veno-occlusive Disease in Hematopoietic Stem Cell Transplant Patients: A Multi-center, Phase 3 Study to Determine Safety and Efficacy”

Statement of Work

prepared by

Helen Reano
Contracts Manager
helen.reano@mdsinc.com
Phone: +44 118 933 5350

MDS Pharma Services Inc.

STATEMENT OF WORK

Re: Statement of Work between Gentium S.p.A (“Sponsor”) and MDS Pharma Services Inc., (“MDSPS”), Protocol Number 2005-01 (the “Protocol”) entitled “Defibrotide for the Treatment of Severe Hepatic Veno-occlusive Disease in Hematopoietic Stem Cell Transplant Patients: A Multi-center, Phase 3 Study to Determine Safety and Efficacy” (the “Study”), and dated June 14, 2007, attached hereto as Attachment A.

As a Master Services Agreement by and between the Parties identified above was executed and effective on 14th March 2007, (“Master Agreement”), Sponsor hereby contracts with MDSPS to provide the services as described in this Statement of Work.

1.	Transfer of Obligations

Sponsor and MDSPS agree that responsibility for compliance with European Directive 2001/20/EC, ICH Guidelines or 21 CFR Part 312, Subpart D-Responsibilities of Sponsors and Investigators is transferred from Sponsor to MDSPS as outlined in Attachment B.

Sponsor has filed an appropriate Investigational New Drug ("IND") application, IND #62118. The drug is subject to all the requirements of the FDA's IND regulations, which are codified in the Code of Federal Regulations (CFR) at 21 CFR Part 312.

2.	Term of Services

This Statement of Work is effective as of 8th August 2007 and shall replace the four Letters of Agreement each terminating separately on 6 October 2006, 31 January 2007, 15 April 2007 and 20 July 2007. All costs associated with the Letters of Agreement shall be offset against the payment schedule set out hereto in Attachment D - Payment Schedule. The Statement of Work will expire upon the completion of the services. The term of this Statement of Work may be extended upon the written request of Sponsor and/or the mutual agreement by Sponsor and MDSPS.

3.	Services to Be Performed

Attachment C sets forth the following information:

- Detailed Scope of Services:

(a) Project specifications including study timelines, country and site distribution

(b) Division of Responsibilities checklist

  - Study Budget and Payment:

As compensation for MDSPS’s services, Sponsor shall pay MDSPS a project budget of $2,935,993USD, distributed as follows :
•	Professional Fees of $2,656,868 USD
•	Estimated Pass Through Costs of $279,125

The payment of the Professional Fees and the estimated Pass Through Costs shall be made in accordance with the Payment Schedule attached herein as Attachment D - Payment Schedule.

4.	Invoices

Invoices should be issued separately by type of costs:
-	Professional fees
-	Investigators fees
-	Central Lab/ECG costs
-	Other pass through costs

All invoices will be sent to the following address:

Gentium
Piazza XX Settembre, 2
22079 Villa Guardia (Como)
Italy

Gentium shall make payments via wire transfer to the following MDSPS account:

Royal Bank of Canada
BIC: ROYCGB2L
Acc: 4602272
IBAN: GB23 ROYC 6001 4304 6022 72

The currency to be used for invoicing and payments shall be $ USD, as detailed in the budget attached. Where MDSPS incurs Pass Through Costs or Investigator Grants in a currency differing from that used for invoicing, these will be translated using the Interbank rate from Oanda (www.oanda.com) prevailing at the invoice date.

5.	Incorporation by Reference.

The terms and conditions of this Statement of Work are hereby incorporated into and made a part of the Master Agreement. In the event of any inconsistency between the Master Agreement and this Statement of Work, the Master Agreement will govern unless specifically specified.

6.	Correspondence / contacts

6.1 Key contacts (operational, billing and contractual personnel) :

Function	Gentium (name + details)	MDSPS (name + details)
Clinical Project Manager	Name: Dr. Massimo Iacobelli Phone: 39-031-385-217 Email: miacobelli@gentium.it	Name: Laura Jenkins Director, Oncology Project Management Phone: 949-450-8345 X365 Email: laura.jenkins@mdsinc.com
Clinical Project Assistant/Secretary	Name: Cinza Croci Phone: 39-031-385-218 Email: ccroci@gentium.it	Name: MaryAnn McNicol Phone: 610-239-7900 x403 Email: maryann.mcnicol2mdsinc.com
Clinical Program Leader	Name: Dr. Massimo Iacobelli Phone: 39-031-385-217 Email: miacobelli@gentium.it	Name: Nancy Giraldi Project Leader - Treatment Arm Phone: 610-287-3238 Email: nancy.giraldi@mdsinc.com
Project Physician	Name: Dr. Massimo Iacobelli Phone: 39-031-385-217 Email: miacobelli@gentium.it	Name: Lee Schacter Executive Medical Director Phone: 610-239-7900 X453 Email: lee.schacter@mdsinc.com
Central Lab	Name: Dr. Massimo Iacobelli Phone: 39-031-385-217 Email: miacobelli@gentium.it	Name Phone: Email:
Data Management	Name: Dr. Massimo Iacobelli Phone: 39-031-385-217 Email: miacobelli@gentium.it	Name Lisa McGrath MDS Data Management Phone: 610-239-7900 X 276 Email:lisa.mcgrath@mdsinc.com
Quality Assurance	Name: Dr. Massimo Iacobelli Phone: 39-031-385-217 Email: miacobelli@gentium.it	Name: Sharon Dinkins Director, MDS Quality Assurance Phone: 610-239-7900 X 212 Email: Sharon.dinkins@mdsinc.com
Billing contact	Name: Salvatore Calabrese Phone: 39-031-385-387 Email: scalabrese@gentium.it	Name: Deborah Munson Project Analyst Phone: 949-450-8345 ext. 697 Email: deborah.munson@mdsinc.com
Contractual contact	Name: Dr. Alison Hannah Phone: (707) 824-4684 Email: ahannah@research.gentium.it	Name: Helen Reano Phone: +44 118 933 5350 Email: Helen.reano@mdsinc.com

ACCEPTED AND AGREED FOR MDSPS:

MDS Pharma Services Inc.	Sponsor: Gentium

Signature: /s/ David Hamilton	Signature: /s/ Laura Iris Ferro
Name: David Hamilton Title: Finance Director Date: 10 July 2007	Name: Dr. Laura Iris Ferro Title: Chairperson, Chief Executive Officer and President Date: August 8, 2007

Signature: /s/ Gary G. Gemignani
Name: Gary G. Gemignani Title: Executive Vice-President and Chief Financial Officer Date: August 8, 2007